UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 6, 2017

Goldman Sachs Private Middle Market Credit LLC
(Exact name of registrant as specified in its charter)

Delaware	000-55660	81-3233378
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

200 West Street New York, New York	10282
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (212) 902-0300
Not Applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 – Regulation FD Disclosure.

On January 6, 2017, Goldman Sachs Private Middle Market Credit LLC (the “Company”) disclosed the below information pertaining to its investment activity:

Investment Activity
From October 1, 2016 to January 4, 2017, the Company made new investment commitments of $100.8 million across three new portfolio companies and two existing portfolio companies. Set forth below is a brief description of each portfolio company in which the Company has made a new investment commitment during such period:
Association Member Benefits Advisors, LLC
Association Member Benefits Advisors, LLC (“AMBA”) is an insurance brokerage agency focused on placing insurance with retired teacher association members and public employees. In December 2016, the Company provided a $28.0 million second lien senior secured loan to AMBA. The loan bears interest at a rate of LIBOR plus 8.75% (subject to a 1.00% LIBOR floor) per year and matures in June 2023.

Clinical Supplies Management, Inc.
Clinical Supplies Management, Inc. (“CSM”) is a clinical supplies packaging and labelling solutions provider. In October 2016, the Company provided a $2.0 million revolver, a $5.3 million first lien senior secured loan and a $14.0 million delayed draw term loan to CSM. These loans bear interest at a rate of LIBOR plus 7.75% (subject to a 1.00% LIBOR floor) per year and mature in October 2021.

Granicus, Inc.
Granicus, Inc. (“Granicus”) provides cloud-based software to municipal, regional, state and federal governments across the United States. In addition to the $15.0 million second lien senior secured loan that was funded in September 2016, the Company provided a $10.5 million second lien senior secured loan to Granicus in October 2016 to facilitate an acquisition. The loan bears interest at a rate of LIBOR plus 9.00% (subject to a 1.00% LIBOR floor) per year and matures in September 2023.

Recipe Acquisition Corp.
Recipe Acquisition Corp. (d.b.a. “Roland Foods”) is an international importer and distributor of branded specialty foods to food service, retail, international and industrial channels. The Company provided a $20.0 million second lien senior secured loan to Roland Foods in July 2016. In December 2016, the Company provided a $3.4 million senior unsecured note which bears payment-in-kind interest at a rate of 13.25% per year and invested $1.6 million in convertible preferred stock of Roland Foods, in connection with which the Company received equity warrants for no consideration.

You Fit, LLC
You Fit, LLC (“You Fit”) is a fitness club operating branches across the United States.  In January 2017, the Company provided a $38.5 million first lien, last out unitranche loan to You Fit. The loan bears interest at a rate of LIBOR plus 6.75% (subject to a 1.00% LIBOR floor) per year and matures in January 2022.

* * *

The information disclosed under this Item 7.01 is being “furnished” and shall not be deemed “filed” by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, and shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Goldman Sachs Private Middle Market Credit LLC

January 6, 2017	By:	/s/ Jonathan Lamm
	Name:	Jonathan Lamm
	Title:	Chief Financial Officer and Treasurer